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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-41165, 333-37341 and 333-63263) and in the Registration Statements on Form S-8 (Nos. 333-14373, 333-25973, 333-62631 and 333-34200) of North American Scientific, Inc. of our report dated December 19, 2000, except as to Note 4, which is as of January 9, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

                      /s/ PricewaterhouseCoopers LLP

Orange County, California
January 26, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS